UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                    June 17, 2003

Alliant Techsystems Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10582	41-1672694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota		55436-1097
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Alliant Techsystems Inc. (ATK or the Registrant) has three operating segments:  Aerospace, Ammunition, and Precision Systems. Effective April 1, 2003, the medium-caliber ammunition programs are included in the Ammunition operating segment rather than the Precision Systems operating segment.

The following summarizes ATK’s results by operating segment taking into account the move of the medium-caliber ammunition programs for each quarter in the years ended March 31, 2003 and 2002 (in thousands):

	Fiscal 2003 Quarter Ended				Fiscal 2003
	June 30	September 29	December 29	March 31	Total Year
Sales to external customers:
Aerospace	$250,321	$211,181	$224,797	$254,528	$940,827
Ammunition	164,647	164,989	163,905	188,221	681,762
Precision Systems	104,922	136,975	131,056	176,593	549,546
Total external sales	519,890	513,145	519,758	619,342	2,172,135
Intercompany sales:
Aerospace	880	322	127	905	2,234
Ammunition	6,919	2,213	3,283	11,504	23,919
Precision Systems	236	489	660	4,591	5,976
Corporate	(8,035)	(3,024)	(4,070)	(17,000)	(32,129)
Total intercompany sales	—	—	—	—	—
Total sales	$519,890	$513,145	$519,758	$619,342	$2,172,135

Income from continuing operations before interest and income taxes:
Aerospace	$46,662	$31,741	$33,641	$43,715	$155,759
Ammunition	12,324	17,723	25,039	18,095	73,181
Precision Systems	8,611	16,353	16,426	17,967	59,357
Corporate	(1,005)	(1,710)	(3,641)	(6,398)	(12,754)
Income from continuing operations before interest and income taxes	$66,592	$64,107	$71,465	$73,379	$275,543

	Fiscal 2002 Quarter Ended				Fiscal 2002
	July 1	September 30	December 30	March 31	Total Year
Sales to external customers:
Aerospace	$197,699	$221,760	$233,103	$210,244	$862,806
Ammunition	92,694	97,504	122,701	157,884	470,783
Precision Systems	104,823	108,303	108,324	146,566	468,016
Total external sales	395,216	427,567	464,128	514,694	1,801,605
Intercompany sales:
Aerospace	276	235	569	5	1,085
Ammunition	6,193	4,690	4,406	10,965	26,254
Precision Systems	286	369	220	314	1,189
Corporate	(6,755)	(5,294)	(5,195)	(11,284)	(28,528)
Total intercompany sales	—	—	—	—	—
Total sales	$395,216	$427,567	$464,128	$514,694	$1,801,605

Income from continuing operations before interest and income taxes:
Aerospace	$30,248	$34,775	$35,740	$31,897	$132,660
Ammunition	11,346	13,406	13,416	19,340	57,508
Precision Systems	8,876	7,960	11,495	12,387	40,718
Corporate	(1,684)	(1,828)	(2,796)	(896)	(7,204)
Income from continuing operations before interest and income taxes	$48,786	$54,313	$57,855	$62,728	$223,682

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Eric S. Rangen
Name: Eric S. Rangen
Title: Vice President and Chief Financial Officer

Date: June 17, 2003